Exhibit 10.3

Certain confidential information contained in this document, indicated by the mark “[*]”, has been omitted because it is both (i) not material and (ii) customarily and actually treated as private or confidential
THIRTEENTH AMENDMENT TO THE
CO-BRANDED CREDIT CARD PROGRAM AGREEMENT
This Thirteenth Amendment (“Amendment”) is between Citibank, N.A. (“Bank”) and Costco Wholesale Corporation (“Costco”), is effective as of September 11, 2024, and amends that certain Co-Branded Credit Card Program Agreement, by and between Bank and Costco, dated February 27, 2015 (the “Agreement”).
Pursuant to Section 16.10 of the Agreement, the Bank and Costco agree as follows:
1.Defined Terms. All capitalized terms used but not defined in this Amendment will have the meanings ascribed to such terms in the Agreement.
2.Extension. Costco hereby exercises its right pursuant to Section 12.01(a) to extend the Initial Term by three years. Therefore, the parties acknowledge that the Initial Term will continue through June 19, 2029.
3.Tiered Pricing. The single purchase APR listed in the Co-Branded Cardholder Account Terms will be replaced by the following four APRs based on Bank’s FICO tiers (for both consumer and small business Co-Branded Card Accounts):

FICO Tier	Prime Rate +
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

Bank and Costco anticipate that tiered pricing will become effective by October 31, 2024 for new Co-Branded Card Accounts, and, for eligible existing Co-Branded Cardholders, upon the effectiveness of a change in terms notice issued to such Co-Branded Cardholders (which notices will be issued starting in November 2024).
4.Amendments.
a.Section 3.02(f) Resiliency. New Section 3.02(f) is added as follows:

“(f)    Costco and Bank acknowledge that, in connection with Applicable Laws and Applicable Guidelines, Bank has developed, applies, and adjusts from time to time, resiliency standards that measure the performance of the Program (the “Resiliency Standards”). Costco will work with Bank in good faith to achieve the Resiliency Standards [*] and throughout the Term. Both parties will review Bank’s portfolio resiliency metric (Risk Appetite Ratio) as part of the quarterly business reviews and discuss opportunities (such as expense reductions or revenue generating activities) intended to maintain resiliency and ongoing Program growth. Costco and Bank will test for potential expansion of offshore call handling and implement other mutually agreed upon efficiencies intended to enhance and maintain resiliency.”
b.Section 4.06 Loyalty Program. Section 4.06(b) is deleted and replaced with the following:
“As provided in Schedule 4.06(a), as of the date hereof, Costco Members are eligible to receive rewards pursuant to the Loyalty Program (“Rewards”). Subject to Applicable Law, the Rewards will be issued by the Bank in the form of one annual Costco Rewards coupon. Bank will test the functionality of the Rewards issuance processes annually before the issuance of the Costco Rewards coupon. If Bank is required by Applicable Law to issue Rewards in a different manner, Costco will cooperate with Bank in the implementation of the required changes at no cost to Costco. Notwithstanding the foregoing, for deceased Co-Branded Card Accounts and small business Co-Branded Card Account closures, Bank may issue Rewards in the form of a check or statement credit, which shall be captured as a redemption. From time to time, and subject to Applicable Laws, Costco may require a change to the method of funding Rewards to a gift card, statement credit, check, electronic credit or other electronic transfer, other FTD, or otherwise and shall provide Bank with at least ninety (90) days’ notice prior to the effectiveness of such change. Bank shall cooperate to implement the new Rewards payment method in such a way that it is compatible with the Costco point of sale equipment and consistent with Costco’s protocols and security requirements and that otherwise achieves Systems interoperability between Bank’s Systems and Costco’s Systems, and Bank shall otherwise cooperate with Costco in implementing such change, subject to Applicable Laws. Regardless of the method or form of the Rewards, Bank (and not Costco) shall be considered the issuer of such Rewards pursuant to the Loyalty Program, and, except with respect to the Executive Membership program and except as set forth in Schedule 9.01(4) with respect to duplicate electronic transfers requested by Costco where Bank establishes the original electronic transfer was made to the account provided by the Co-branded Cardholder, Bank shall be solely liable to Costco Members with respect to such Rewards. Other than its duty to redeem the Rewards in accordance with the Loyalty Program terms and conditions, Costco shall not have any obligation to Costco Members regarding such Rewards.”

c.Section 9.02 Net Revenue (EBT) Payments to Costco.
i.The definition of “Bank EBT Share Percentage” is deleted.
ii.The definition of “Bank Profits Percentage” is deleted and replaced with the following:
“Bank Profits Percentage” means, on a Program Year or annual basis, as applicable, with respect to the Program, the value of EBT divided by the value of ANR (i.e. EBT / ANR).  To the extent that Bank Profit Percentage needs to be calculated on a less than full Program Year or calendar year basis, the calculation shall be performed on a proportional basis for the applicable period then annualized.
iii.Effective January 1, 2025, Section 9.02(a) is deleted and replaced with the following:
“(a) Within 45 days after the end of each calendar year during the Term (beginning with 2025) and within 45 days after the end of any partial calendar year during the Term, Bank shall pay to Costco the percentage of the EBT for such calendar year corresponding to each of the Bank Profits Percentages tiers below (each a “Program Payment”):

Tiers	Percentage of corresponding EBT paid to Costco
For EBT corresponding to Bank Profits Percentage of less than [*]	[*]
For EBT corresponding to Bank Profits Percentage equal to or greater than [*] and less than [*]	[*]
For EBT corresponding to Bank Profits Percentage equal to or greater than [*]	[*]

Program Payments will not be included as Eligible Expenses. For transparency, Bank will share with Costco annually the calculation of EBT after taking Program Payments into consideration. 9.05(b)(i) is deleted.
d.Section 9.07 Expense Plan. Section 9.07(a)(vi) is deleted and replaced with the following:

“(vi)    those net expenses actually incurred by Bank, as communicated by and net amounts paid to Network on a monthly basis and calculated as a percentage of total volume of purchase transactions charged to Co-Branded Cards for the applicable time period, and Bank will notify Costco if any network fees change over time;”
e.Schedule 1.01(f) Fair Market Value.
i.The following is added to the Portfolio Appraisal Parameters and Assumptions chart in Schedule 1.01(f):

[*]	[*]
[*]	[*]
ii.The following text is added below the Portfolio Appraisal Parameters and Assumptions chart in Schedule 1.01(f):
“[*]”
f.Schedules 4.05(a) and 4.05(a)(ii). Effective as set forth in Paragraph 3 of this Amendment, (x) Schedule 4.05(a) will be replaced with new Schedule 4.05(a) attached hereto, and (y) Schedule 4.05(a)(ii) will be replaced with new Schedule 4.05(a)(ii).
g.Schedule 4.06(a). The parties intend to implement an enhancement to the Loyalty Program by the end of February 2025. Upon implementation,
i.The first paragraph of the “Customer Card Loyalty Program (Cash Rebate portion only)” section of Schedule 4.06(a) will be deleted and replaced with the following:
ii.“Co-Branded Cardholders will earn an annual reward based on the eligible purchases on their Co-Branded Card from Costco and Citi during an annual reward period. An annual reward period is 12 billing periods, starting with the one that begins in January. Eligible purchases are purchases for goods and services minus returns and other credits. Eligible purchases do NOT include fees or interest charges, balance transfers, cash advances, purchases of traveler's checks, purchases or reloading of prepaid cards, or purchases of any cash equivalents. Additional terms and restrictions apply. Co-Branded Cardholders will earn an annual reward of: [*] on gasoline and electric vehicle charging transactions at other gas stations and electric vehicle charging locations worldwide (excluding superstores, supermarkets, convenience stores, and warehouse clubs other than Costco) on the first $7,000 of such purchases (as an aggregate of gasoline and electric vehicle charging transactions both at Costco and non-Costco locations) each annual reward period (1% thereafter); [*] at restaurants worldwide; [*] for eligible travel purchases (eligible travel purchases are: airfare for a scheduled flight on a passenger carrier, hotel stays (excluding timeshares, banquets and events), car rentals from major car rental companies, and other purchases from Costco Travel, cruise lines, travel agencies and tour operators); [*] on eligible purchases at Costco Locations (unless a higher reward applies, such as at Costco gas, Costco electric vehicle charging, or Costco travel); and [*] on all other eligible purchases. Bank is obligated to fund the annual rewards up to the Loyalty Funding Cap.”
iii.The first paragraph of the “Small Business Loyalty Program (Cash Rebate portion only)” section of Schedule 4.06(a) will be deleted and replaced with the following:
“Co-Branded Cardholders will earn an annual reward based on eligible purchases on their small business Co-Branded Cards from Costco during an annual reward period. An annual reward period is 12 billing periods, starting with the one that begins in January. Eligible purchases are purchases for goods and services minus returns and other credits. Eligible purchases do NOT include fees or interest charges, balance transfers, cash advances, purchases of traveler's checks, purchases or reloading of prepaid cards, or purchases of any cash equivalents. Additional terms and restrictions apply. Co-Branded Cardholders will earn an annual reward of: [*] on gasoline and electric vehicle charging transactions at other gas stations and electric vehicle charging locations worldwide (excluding superstores, supermarkets, convenience stores, and warehouse clubs other than Costco) on the first $7,000 of such purchases (as an aggregate of gasoline and electric vehicle charging transactions both at Costco and non-Costco locations) each annual reward period (1% thereafter); [*] at restaurants worldwide; [*] for eligible travel purchases (eligible travel purchases are: airfare for a scheduled flight on a passenger carrier, hotel stays (excluding timeshares, banquets and events), car rentals from major car rental companies, and other purchases from Costco Travel, cruise lines, travel agencies and tour operators); [*] on eligible purchases at Costco Locations (unless a higher reward applies, such as at Costco gas, Costco electric vehicle charging, or Costco travel); and [*] on all other eligible purchases. Bank is obligated to fund the annual rewards up to the Loyalty Funding Cap.”
h.Schedule 7.02 Operations Centers. The following is added to the chart in Schedule 7.02:

Subcontractor	Function	Location
[*]	[*]	[*]
i.Schedule 7.05(a) Monthly Reports. The following reporting elements are deleted from the “Portfolio Performance Reports” section of Schedule 7.05(a):
“[*]”
“[*]”
“[*]”

5.Full Force and Effect. The Agreement, as modified hereby, will remain in full force and effect and this Amendment will not be deemed to be an amendment or a waiver of any other provision of the Agreement except as expressly stated herein. All such other provisions of the Agreement will also be deemed to apply to this Amendment.
6.No Modification or Waiver; Incorporation. No modification, amendment or waiver of this Amendment will be effective or binding unless made in writing and signed by the Parties. The Parties agree that, except for those modifications expressly set forth in this Amendment, all terms and provisions of the Agreement will remain unchanged and in full force and effect. This Amendment and the Agreement will hereafter be read and construed together as a single document, and all references to the Agreement will hereafter refer to the Agreement as amended by this Amendment.
7.Counterparts. This Amendment may be executed in counterparts and if so executed will be enforceable and effective upon the exchange of executed counterparts, including by facsimile or electronic transmissions of executed counterparts.
[Signature page follows]

Duly authorized representatives of the Parties have executed this Amendment.

COSTCO WHOLESALE CORPORATION By: _/s/ Peter Gruening______________ Name: Peter Gruening Title: Senior Vice President	CITIBANK, N.A. By: _/s/ John P. LaCosta_______________ Name: John P. LaCosta Title: Vice President, Citibank, NA

Schedule 4.05(a)
Citi Disclosures – Consumer Co-Branded Card

Interest Rates and Interest Charges
Annual Percentage Rate (APR) for Purchases	20.49% to 28.49%, based on your creditworthiness This APR will vary with the market based on the Prime Rate.[a]
APR for Balance Transfers	20.49% to 28.49%, based on your creditworthiness. Balance transfers must be completed within 2 months from date of account opening. This APR will vary with the market based on the Prime Rate.[a]
APR for Cash Advances	29.99% This APR will vary with the market based on the Prime Rate.[b]
APR for Citi Flex Plan	20.49% to 28.49%, based on your creditworthiness This APR will vary with the market based on the Prime Rate.[a]
Penalty APR and When it Applies
Up to 29.99%, based on your creditworthiness.
This APR will vary with the market based on the Prime Rate.[c]
This APR may be applied to your account if you:
(1) Make a late payment or
(2) Make a payment that is returned.
How Long Will the Penalty APR Apply? If your APRs are increased for either of these reasons, the Penalty APR may apply indefinitely.

How to Avoid Paying Interest on Purchases	Your due date is at least 23 days after the close of each billing cycle. We will not charge you interest on purchases if you pay your monthly Citi Flex Plan Payment Amount plus your entire balance, excluding any Citi Flex Plan balances, by the due date each month. If you do not pay your monthly Citi Flex Plan Payment plus your entire balance, excluding any Citi Flex Plan balances, by the due date each month, you will pay interest on your purchases from the date they're posted to your account. We will begin charging interest on cash advances, balance transfers, and Citi Flex Loans on the transaction date. We will begin charging interest on a Citi Flex Pay balance subject to an APR at the start of the billing cycle following the billing cycle during which you created the Citi Flex Pay.
Minimum Interest Charge	If you are charged interest, the charge will be no less than 50 cents.
Plan Fee (Fixed Finance Charge)
A monthly fee of up to 1.72% of each Transaction moved to a Citi Flex Plan subject to such fee based on the Citi Flex Plan duration, the APR that would otherwise apply to the Transaction, and other factors.

For Credit Card Tips from the Consumer Financial Protection Bureau	To learn more about factors to consider when applying for or using a credit card, visit the website of the Consumer Financial Protection Bureau at http://www.consumerfinance.gov/learnmore.

Fees
Annual Fee	No annual fee for this credit card with your paid Costco Membership.
Transaction Fees Balance Transfer Cash Advance Foreign Purchase Transaction	Either $5 or 5% of the amount of each transfer, whichever is greater. Either $10 or 5% of the amount of each cash advance, whichever is greater. None
Penalty Fees Late Payment Returned Payment	Up to $41 Up to $41

How We Will Calculate Your Balance: We use a method called "daily balance (including new transactions)."
For more information call Citibank at 1-877-625-6382 (For TTY: Use 711 or other Relay Service). New York residents may contact the New York State Department of Financial Services at (800) 342-3736 or www.dfs.ny.gov for comparative information on credit card rates, fees and grace periods.

Payment Allocation: We may apply the portion of your payments up to your Minimum Payment Due to lower APR balances first. Generally, payments above your Minimum Payment Due will be applied to your highest APR balance first.

Prime Rate: The variable rates shown here are accurate based on a 8.5% Prime Rate.
a We add 11.99% to 19.99% to the Prime Rate to determine the Purchase/Balance Transfer/Citi Flex Plan APR.
b We add 21.99% to the Prime Rate to determine the Cash Advances APR.
c We add up to 26.74% to the Prime Rate to determine the Penalty APR.
Variable rate APRs will not exceed 29.99%.

Note: Balance Transfers and Flex Plans are made available at our discretion.

Schedule 4.05(a)(ii)
Citi Disclosures – Small Business Co-Branded Card

Interest Rates and Interest Charges
Annual Percentage Rate (APR) for Purchases	20.49% to 28.49%, based on your creditworthiness This APR will vary with the market based on the Prime Rate.[a]
APR for Cash Advances	29.99% This APR will vary with the market based on the Prime Rate.[b]
APR for Citi Flex Plan	20.49% to 28.49%, based on your creditworthiness This APR will vary with the market based on the Prime Rate.[a]
Penalty APR and When it Applies
Up to 29.99%, based on your creditworthiness.

This APR will vary with the market based on the Prime Rate.[c]

This APR may be applied to your account if you:

(1) Make a late payment or
(2) Make a payment that is returned.

How Long Will the Penalty APR Apply? If your APRs are increased for either of these reasons, the Penalty APR may apply indefinitely.

How to Avoid Paying Interest on Purchases	Your due date is at least 23 days after the close of each billing cycle. We will not charge you interest on purchases if you pay your monthly Citi Flex Plan Payment Amount plus your entire balance, excluding any Citi Flex Plan balances, by the due date each month. If you do not pay your monthly Citi Flex Plan Payment plus your entire balance, excluding any Citi Flex Plan balances, by the due date each month, you will pay interest on your purchases from the date they're posted to your account. We will begin charging interest on cash advances, balance transfers, and Citi Flex Loans on the transaction date. We will begin charging interest on a Citi Flex Pay balance subject to an APR at the start of the billing cycle following the billing cycle during which you created the Citi Flex Pay.
Minimum Interest Charge	If you are charged interest, the charge will be no less than 50 cents.
Plan Fee (Fixed Finance Charge)
A monthly fee of up to 1.72% of each Transaction moved to a Citi Flex Plan subject to such fee based on the Citi Flex Plan duration, the APR that would otherwise apply to the Transaction, and other factors.

Fees
Annual Fee	No annual fee for this credit card with your paid Costco Membership.

Transaction Fees Cash Advance Foreign Purchase Transaction	Either $10 or 5% of the amount of each cash advance, whichever is greater. None
Penalty Fees Late Payment Returned Payment	$41 $41

How We Will Calculate Your Balance: We use a method called "daily balance (including new transactions)."
Payment Allocation: We may apply the portion of your payments up to your Minimum Payment Due to lower APR balances first. Generally, payments above your Minimum Payment Due will be applied to your highest APR balance first.

Prime Rate: The variable rates shown here are accurate based on an 8.5% Prime Rate.
a We add 11.99% to 19.99% to the Prime Rate to determine the Purchase/Citi Flex Plan APR.
b We add 21.99% to the Prime Rate to determine the Cash Advances APR.
c We add up to 26.74% to the Prime Rate to determine the Penalty APR.
Variable rate APRs will not exceed 29.99%.

Note: Flex Plans are made available at our discretion.